UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2016

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

904-1455 Howe Street,
Vancouver, B.C., Canada	V6Z 1C2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-1001

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement

Sterling Group Ventures, Inc. (“Sterling”) is pleased to report that on November 11th, 2016, it signed a definitive share exchange agreement with Euroclub Holding Ltd (“Euroclub”). As a result, Euroclub will become a subsidiary of Sterling with business in Brazil, Russia, India, China and Europe. The company’s online gaming platform is being launched in India and China.

As a result of the acquisition, Mr. Nick Mellios, the founder, CEO and shareholder of Euroclub, who resides in Vancouver, British Columbia, has been appointed CEO of Sterling. Mr. Mellios has been in the online gaming business since 1999. He graduated from the University of British Columbia with a Bachelor of Science degree in Mathematics and an MBA in 1995. Mr. Mellios has replaced Mr. Tsakok, MBA, CFA as CEO, who will remain an independent director and Chairman of the Audit Committee.

Euroclub has enjoyed substantial growth as per its unaudited financial statements over the past 2 years with revenue of €406,030 in 2014 and €655,224 in 2015.

Euroclub is a well-established online gaming company that provides a B2B and B2C multi-gaming platform under the MOJO brand name with a full suite of social and real money gaming products, including online poker, casino games, and third party integrations to live dealer, e-sports, sports betting and skill games. Mojo offers B2B partners both API integrated and turnkey white label licensing options with comprehensive global payment processing. Mojo’s registered office is in Malta with 25 technical staff in Vancouver, Dublin and Barcelona and support over 20 B2B partners and B2C operations with gaming licenses in Malta and Curacao.

The Mojo technology is a robust, well established architecture that supports a flexible, customized suite of products for end customers. In addition to Mojo’s multiplayer poker, casino and skill games, Mojo offers multiple 3rd party content providers that are tightly integrated to and managed by Mojo’s back office and state-of-the-art security systems. Mojo supports over 40+ payment processors with 24/7 customer support and security & fraud management with multicurrency and multilingual solutions. Mojo hosts affiliate, agent and sub-agent systems and provides solutions for social-play money and land based casinos. Mojo’s technology is a key differentiator that allows the Company to continue to win business from much larger competitors.

Under the terms of the agreement, Sterling will issue 170,285,696 common shares and 791,500 redeemable and exchangeable preferred shares which are convertible into common at $0.20. Once converted, those common shares have 5 warrants attached exercisable at $0.20 with a term of 3 years.

Section 3 – Securities and Trading Markets

ITEM 3.02. Unregistered Sale of Equities

In connection with the Share Exchange Agreement of November 11th, 2016, as described under Item 1.01 above, Sterling is pleased to announce that it has arranged a $500,000 private placement. Under the terms of the private placement, Sterling will issue 10,000,000 common shares at $0.05 and 10,000,000 Series “F” warrants. The Series “F” warrants are convertible at $0.15 with a term of 1 year. The securities were sold for cash under written Subscription Agreements between the Company and several investors. The Corporation receives $500,000 in cash proceeds from the offering.

The shares were issued with a Rule 144 based upon the exemption from registration found in Section 4(2) and Regulation S of the Securities Act. Each purchaser for cash executed a written subscription agreement, had an opportunity to ask questions and receive answers from management and was informed about the limitations on resale under Rule 144.

Section 5 – Corporate Governance and Management

ITEM 5.01. Changes in Control of Registrant

Pursuant to the Share Exchange Agreement of November 11th, 2016, as described under Item 1.01 above, Sterling will be issuing 170,285,696 common shares and 791,500 preferred shares of the Company to the shareholders of Euroclub Holding Ltd. As a result of the transaction, the Euroclub shareholders will own 69.2% of Sterling’s common shares and will hold 71.5% of the total votes of the Company. In exchange, Sterling will acquire Euroclub Holdings Ltd. and all of its subsidiaries and Business Assets as described in the Share Exchange Agreement.

Beneficial Owners Above 5%:

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class
Common Shares	Nicolaos Mellios 935 Highland Drive, West Vancouver, BC, V7S2G6 Canada	25,669,598	10.4%
Common Shares	Chris MacPherson 4001 - 1111 Alberni St. Vancouver, BC, V6E 4V2 Canada	29,295,429	11.9%

Series “A” Preferred Shares	Nicolaos Mellios	119,314	15.1%
Series “A” Preferred Shares	Chris MacPherson	136,167	17.2%

Security Ownership of Management:

(5) Title of Class	(6) Name and Address of Beneficial Owner	(7) Amount and Nature of Beneficial Ownership	(8) Percent of Class
Common Shares	Nicolaos Mellios 935 Highland Drive, West Vancouver, BC, V7S2G6 Canada	25,669,598	10.4%
Common Shares	Christopher Ruck 10525 156 St, Surrey, BC, V3R 4M1 Canada	4,684,702	1.9%
Series “A” Preferred Shares	Nicolaos Mellios	119,314	15.1%
Series “A” Preferred Shares	Christopher Ruck	21,775	2.8%

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of November 11th, 2016, Mr. Christopher Tsakok has stepped down as CEO and Chairman of the Board. Mr. Tsakok will remain on the Board as Chairman of the Audit Committee. In addition, as of November 7, 2016 Mr. Gerry Runolfson has resigned from the Board of Directors. We thank them both for their years of service to the Company.

Mr. Nick Mellios has been appointed as CEO and Chairman of the Board as of November 11th, 2016. Mr. Nick Mellios, BSc, MBA, is responsible for overall technical and strategic management, and brings a broad background in technology and business development to his lead role at Euroclub. As co-founder and CEO, he has been responsible for raising financing, and assembling the technical and operations teams to build and support Euroclub's iGaming platform. He also leads business development efforts negotiating agreements with on-line and land-based gaming operators, and third party gaming providers. Prior to Euroclub, Mr. Mellios was the CEO of Yummy Interactive. Mr. Mellios co-founded Yummy to build a games-on-demand distribution and DRM (digital rights management) solution for mobile/broadband service providers, and application/game developers and publishers. Prior to Yummy, Nick held positions in New Business Development and Program Controls and Management at Hughes Aircraft. He graduated from the University of British Columbia with an MBA and a bachelor of science in mathematics.

Chris Ruck will become the company’s CTO. Chris has created and manages Mojo’s technology, architecture and ongoing IP development. Chris has over 25 years of experience specializing in architecting and deploying back-office systems, multiplayer games, DRM solutions and billing systems previously for Look Communications, Yummy Interactive, Euroclub and now Mojo. Chris has been with the company since inception from 2010.

In addition, Mr. Patrick Martin and Mr. Sachin Pawa have joined the Board of Sterling as of November 11th, 2016.

Patrick Martin, BSc, MBA, is the principal of business strategy at Zappos since 2014 and one of the architects of the current best customers strategy. He has expanded the data science and business intelligence capabilities of the organization. He has additionally held previous roles as a product manager at Zappos, and a senior engineer and development director at Electronic Arts Sports. Mr. Martin's areas of expertise include business strategy, technology management, big data and on-line/direct marketing. He received his BSc in Computer Software Engineering from the University of British Columbia and received his MBA from Northwestern University's Kellogg School of Management.

Sachin Pawa, BBA, MBA, has over 10 years of experience in building gaming ventures in India. He co-founded and developed Sol Entertainment Private Ltd., the operating company of the Crown Casino in Goa, India. He was the chief executive officer of Online for Playwin, India's largest licensed lottery business. He was also the co-founder and CEO of Blue Square Services, which operated the site Maharjahclub and was licensed in the United Kingdom. He has also set up and managed various successful retail stores and operations for distribution of mobile devices, including partnerships with the major network carriers in the United States. He graduated from the University of Technology, Sydney, Australia, with an MBA and from the Apeejay School Of Management in Delhi, India, with a BBA.

Section 9. Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

The Financial statements relating to the business acquisition have not been filed with this initial Form 8-K. The required financial statements will be filed in an amendment in 71 days.

Exhibit No.	Description
10.1	SHARE EXCHANGE AGREEMENT between Euroclub and Sterling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Nicolaos Mellios
Nicolaos Mellios
Chairman & CEO

November 16, 2016